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                                                              November 24, 1997

Board of Directors
Conolog Corporation
5 Columbia Road
Somerville, NJ 08876

                Re: Conolog Corporation
                    Registration Statement on Form S-1


Gentlemen:

         We have acted as counsel for Conolog Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-1, File No. 333-35489, under the Securities Act of 1933, relating to the public offering of 700,000 units (the "Units"), each Unit consisting of one (1) share of the Company's Common Stock, par value $1.00 per share (the "Common Stock") and four (4) Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrant"). The offering also involves the grant to the Underwriters of an option to purchase an additional 105,000 of such Units to cover over-allotments in connection with the offering, the sale to the Underwriter of an option the ("Unit Purchase Option") to purchase up to 70,000 of such Units, and the registration of an additional 1,200,000 Class A Warrants on behalf of selling stockholders (the "Selling Securityholder's Securities").

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the Units, drafts of the Warrant Agreement and Unit Purchase Option, draft forms of certificates representing the Common Stock and the Warrants, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.


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Conolog Corporation
November 24, 1997

Page 2


As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based on the foregoing, we are of the opinion that:

         1. All shares of Common Stock included in the Units have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued.

         2. The Class A Warrants and the Unit Purchase Option have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued.

         3. The Class A Warrants included in the Selling Securityholder's Securities have been duly authorized and when paid for will be validly issued, fully paid and nonassessable; and, when sold in accordance with the appropriate prospectus (the "Selling Securityholder Prospectus") forming a part of the Registration Statement, will continue to be duly authorized, validly issued, fully paid and nonassessable.

         4. The shares of Common Stock issuable upon exercise of the Class A Warrants, the Unit Purchase Option and the Class A Warrants included in the Selling Securityholders Securities have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Class A Warrants, the Unit Purchase Option or the Class A Warrants included in the Selling Securityholders Securities, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement, the Prospectus and the Selling Securityholder Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  BERNSTEIN & WASSERMAN, LLP

B&W/jm